Exhibit 99.1
Encore Acquisition Company Announces 2009 Capital Budget
FORT WORTH, Texas—(Business Wire)—October 28, 2008
Encore Acquisition Company (NYSE:EAC) (“Encore” or the “Company”) announced today that its Board of Directors has approved a capital budget for 2009 of $460 million related to its drilling and development program. Encore’s strategy for 2009 is to continue to focus on allocation of capital to projects expected to achieve the most efficient production and reserve growth, expand the Company’s acreage position in the highly successful Bakken/Sanish play, repurchase $40 million of common stock, and pay down debt, all well within internally generated cash flows. This budget allows the Company to have an organic growth rate of three to five percent for 2009.
Jon S. Brumley, President and Chief Executive Officer of the Company, commented, “Encore is poised to improve in 2009. We plan to grow production three to five percent, repurchase up to three percent of our outstanding shares, and repay $55 million of debt.” Mr. Brumley went on to state, “When times are tough, quality shines through, and 2009 looks bright for Encore. Our hedging program, shallow declining properties, and strong balance sheet will allow us to grow, repurchase stock, and pay down debt inside of cash flows at a time when the rest of the industry will struggle. Our budget for 2009 will be the best and most efficient budget in the history of the Company.”
The Company believes it will be able to meet these goals because it has executed a hedge plan that protects over 95 percent of its estimated oil production for 2009. The hedges include floors at $110.00 per barrel (“Bbl”) for 11,630 barrels of oil per day (“BOPD”), swaps at $86.21 per Bbl for 6,000 BOPD, and floors at $80.00 per Bbl for 8,000 BOPD. The counterparties to these hedges are a diverse group comprising eleven institutions, all of which are rated A- or better by Standard & Poor’s and/or Fitch, with the majority rated AA- or better.
Under the various NY, MEX pricing assumptions, the Company’s hedging portfolio is expected to provide the following cash flows in 2009 (net of deferred premiums in thousands):

Natural Gas
($/Mcf)	Crude Oil ($/Bbl)
	$50.00	$60.00	$70.00	$80.00

$5.00	$362,668	$269,118	$176,299	$82,749
$6.00	$359,894	$266,344	$173,525	$79,975
$7.00	$357,120	$263,570	$170,751	$77,201
$8.00	$354,970	$261,420	$168,601	$75,051

2009 Capital Budget
While Encore expects to allocate capital to projects throughout its portfolio, the Company is focusing a substantial portion of the budget on three areas with the highest expected rate of return: the Bakken/Sanish, Haynesville/Cotton Valley/Travis Peak, and the West Texas joint venture with ExxonMobil. The regional breakdown of the capital budget is expected to be as follows:

•	Bakken/Sanish	$164 million

•	Haynesville/Cotton Valley/Travis Peak	$88 million

•	West Texas JV	$82 million

•	Mid-Continent	$63 million

•	Other Rockies	$48 million

•	Other West Texas	$15 million
The $460 million of capital is expected to be invested in the following categories:

•	Drilling	$356 million

•	Improved Oil Recovery, Workovers	$50 million

•	Land, Seismic and Other	$54 million
The Company’s 2009 budget is designed to continue to leverage Encore’s expertise in improved oil recovery, horizontal drilling, and tight sands gas development. The activity in the Company’s different plays is expected to be as follows:
•	In the Bakken/Sanish, Encore expects to operate three rigs during 2009 and increase its acreage position in the Bakken to 325,000 net acres by the end of 2009.

•	In the other areas of the Rockies, the Company will focus on improved oil recovery projects at the Cedar Creek Anticline, the Bell Creek field, the Big Horn Basin, and the Williston Basin.

•	In the fields covered by the ExxonMobil West Texas joint venture, Encore expects to operate two to three rigs in 2009. One deep rig will be targeting the Devonian zone in the Pegasus and Wilshire fields. Another deep rig will be targeting the Montoya formation in the Delaware Basin. The Company plans to have rigs targeting the Wilshire Wolfberry and shallow gas in the Delaware Basin.

•	In the Haynesville shale play, Encore will be operating one rig during most of 2009 as the Company begins developing its expanding acreage position.

•	The Company will have several non-operated rigs targeting the Elm Grove field in North Louisiana in 2009.

•	In the Mid-Continent, Encore expects to operate one rig most of 2009 in its Cleveland sand play in the Anadarko Basin of Oklahoma. In addition, the Company will participate in a high level of non-operated activity in the Cleveland play.

About the Company
Encore Acquisition Company is engaged in the acquisition and development of oil and natural gas

2009 Capital Budget
reserves from onshore fields in the United States. Since 1998, Encore has acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, reengineering or expanding existing waterflood projects, and applying tertiary recovery techniques.
Cautionary Statement
This press release includes forward-looking statements, which give Encore’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, expected capital expenditures (including, without limitation, the amount, location, category, and timing of such expenditures), drilling plans, reserve growth, production growth, acreage growth, discretionary cash flows, the benefits of the hedging program, the conduct of the share repurchase program (including, without limitation, the timing, duration, form of transaction, the factors to be considered and termination of the program), debt repayment, results in 2009 and any other statements that are not historical facts. The assumptions of management and the future performance of Encore are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect Encore’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; Encore’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith); uncertainties in the estimation of proved, probable and potential reserves and in the projection of future rates of production and reserve growth; inaccuracies in Encore’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; risks related to Encore’s high-pressure air program; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of Encore’s properties; Encore’s ability to find and retain skilled personnel; diversion of management’s attention from existing operations while pursuing acquisitions or joint ventures; availability of capital; the strength and financial resources of Encore’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; uncertainties with respect to asset sales; general economic and business conditions; the ability of derivative counterparties to satisfy their obligations to the Company; industry trends; and other factors detailed in Encore’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Encore undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Acquisition Company, Fort Worth

Bob Reeves, Chief Financial Officer	Kim Weimer, Investor Relations
817-339-0918	817-339-0886
rcreeves@encoreacq.com	kweimer@encoreacq.com